UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The first Annual Meeting of Shareholders of People’s United Financial, Inc. (the “Company”) was held at 10:00 a.m., Eastern time, on October 18, 2007. A total of 261,540,085 shares were present in person or by proxy at the meeting, representing 86.9% of all shares entitled to vote at the meeting.

Voting results were as follows:

Election of Directors

	Votes “For”	Votes “For” As % of All Shares	Votes “For” As % of Votes Cast
Janet M. Hansen	256,281,821	85.2%	98.0%
Jeremiah J. Lowney, Jr.	256,174,545	85.1%	97.9%

Approval of 2007 Recognition and Retention Plan

Votes “For”	Votes “For” As % of All Shares	Votes “For” As % of Votes Cast*
202,693,662	67.4%	89.6%

Approval of 2007 Stock Option Plan

Votes “For”	Votes “For” As % of All Shares	Votes “For” As % of Votes Cast*
202,952,896	67.5%	89.7%

Ratification of Appointment of Auditors

Votes “For”	Votes “For” As % of All Shares	Votes “For” As % of Votes Cast
256,017,575	85.1%	97.9%

*	A total of 226,194,102 votes were cast in person or by proxy at the meeting. “Votes Cast” with respect to the 2007 Recognition and Retention Plan and the 2007 Stock Option Plan includes abstentions but excludes broker non-votes.

Additional information about the voting results will be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2007.

The information contained in and accompanying this Form 8-K with respect to Item 7.01 is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: October 18, 2007	By:	/s/ Robert E. Trautmann (Signature)
	Name:	Robert E. Trautmann
	Title:	First Vice President and Assistant Secretary

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